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              UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                  FORM 8-K


                                CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15 (d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                      Date of Report: September 16, 1999
                      (Date of earliest event reported)

                             Fairwood Corporation
                             --------------------
            (Exact name of registrant as specified in its charter)

                       Commission file number 0-18446


                 Delaware                         13-3472113
                 --------                         ----------
    (State or other jurisdiction of             (I.R.S. Employer
      incorporation or organization)           Identification No.)

One Commerce Center
1201 N. Orange St., Suite 790, Wilmington, DE        19801
---------------------------------------------        -----
(Address of principal executive offices)           (Zip Code)

                               (302) 884-6749
                               --------------
            (Registrant's telephone number, including area code)


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Item 5.

      On September 16, 1999, Barcalounger Division, the sole operating division of Futorian Furnishings, Inc. ("Futorian"), incurred substantial damage due to floods caused by heavy rains as a result of hurricane Floyd. Futorian is a wholly owned subsidiary of Consolidated Furniture Corporation ("Consolidated Furniture"), which is a wholly owned subsidiary of the Registrant.

      It is estimated that damages to inventory were approximately $6 million dollars. This amount includes the destruction of all finished inventory, approximately 95% of work in process and approximately 50% of raw materials. Losses to plant equipment, computers, office furniture and other personal property were estimated to be no more than approximately $.5 million. Lost sales of approximately $4 million are likely to result from the plant being closed for approximately three weeks. Barcalounger currently estimates a reduction in earnings due to the damages suffered, net of insurance proceeds, to be $1.5 to $2 million.

      Barcalounger reopened and resumed limited production on October 1, 1999. Barcalounger expects to reach at least ninety percent production capacity by the week of October 18, 1999.



                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 FAIRWOOD CORPORATION


Date: October 5, 1999            By:  /s/ John B. Sganga
                                      -------------------
                                      John B. Sganga
                                      Chief Financial Officer,
                                      Executive Vice President,
                                      Secretary and Treasurer